Exhibit 99.1

FOR IMMEDIATE RELEASE

SACHEM CAPITAL CORP. ANNOUNCES APPOINTMENT OF JOHN E. WARCH, CPA, AS CHIEF FINANCIAL OFFICER

BRANFORD, Connecticut, July 27, 2022 – Sachem Capital Corp. (NYSE American: SACH) announced today the appointment of John E. Warch, CPA, as the Company’s new Executive Vice President and Chief Financial Officer, effective August 1, 2022. John Villano, CPA, who previously served as both Chief Executive Officer and Chief Financial Officer, will continue to serve as the Company’s Chief Executive Officer.

Mr. Warch is a seasoned industry executive, with over 40 years of corporate finance and accounting experience. Prior to joining Sachem, from 2013-2022, Mr. Warch served as Chief Financial Officer, Senior Vice President and Treasurer at Four Springs Capital Trust, a privately held real estate investment trust (REIT) in the commercial real estate market, where he was responsible for overseeing all aspects of the financial infrastructure of the REIT, managing financial reporting, and implementing internal controls and procedures. Prior to that, he was a senior consultant at David Landau & Associates, LLC, where he advised real estate clients on Sarbanes-Oxley 404 compliance testing and internal controls, as well as interfacing with external auditors. Mr. Warch also served as Senior Vice President and Chief Accounting Officer at CapLease, Inc., a publicly held REIT, where his responsibilities included financial and SEC reporting, compliance, management reporting, and accounting oversight. He has also held senior financial positions at Capital Trust Inc., Falcon Financial Investment Trust, ICON Capital Corporation, Fintek, Inc., and Charter Financial, Inc. Mr. Warch is a CPA and holds an M.B.A. in Finance from St. John’s University and a B.S. in Accounting from St. John’s University.

John Villano, CPA, Chief Executive Officer of Sachem Capital Corp., stated, “We are delighted to welcome John to the senior leadership team at Sachem, which comes at an ideal time given our rapid growth. We look forward to benefitting from his extensive experience in all aspects of corporate finance and reporting, having served more than 20 years within the REIT industry. We look forward to John’s contributions in supporting our continued, profitable growth.”

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2021 filed with the U.S. Securities and Exchange Commission on March 31, 2022. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

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